UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On January 19, 2006, Vista Gold Corp. (the “Company”) issued a press release reporting that, subject to regulatory approval, the Company plans to undertake a non-brokered private placement financing which, if completed, will raise gross proceeds of up to approximately U.S. $3.3 million from the sale of up to 650,000 units priced at U.S. $5.05 per unit.  The proceeds will be used to supplement the Company’s working capital following its expenditure in December 2005 of U.S. $5.2 million as partial consideration for the acquisition of the Hycroft Royalty and approximately 20,000 acres of mineral claims in Nevada, as previously reported, and also for the acquisition of additional projects, if suitable opportunities arise, maintenance and evaluation of current projects and on-going administration costs.  Each unit will consist of one common share and one warrant.  Each warrant will entitle the holder to acquire one common share at an exercise price of U.S. $6.00 for a period of two years from the date of issue.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01                     Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1   Press Release of Vista Gold Corp. dated January 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: January 19, 2006